Exhibit 99.1

Datalink Corporation (ticker: DTLK, exchange: Nasdaq) News Release — April 25, 2007

DATALINK REPORTS 2007 FIRST-QUARTER OPERATING RESULTS

Quarterly Revenue Up 19 Percent From the Prior Year

MCSI Integration Tracking to Plan

MINNEAPOLIS — April 25, 2007 - Datalink Corporation (Nasdaq: DTLK), a leading independent information storage architect, reported results for its first quarter ended March 31, 2007.  Datalink’s results for the first quarter of 2007 include two months of Midrange Computer Solutions, Inc. (MCSI) revenues and expenses following the acquisition which closed on January 31, 2007.  Revenues for the quarter ended March 31, 2007, rose 19 percent to $40.9 million from $34.3 million for the prior-year period and increased 6 percent sequentially from $38.7 million in the prior quarter.  One customer accounted for 12% and 24% of total revenues in the first quarters of 2007 and 2006, respectively.

GAAP Results

The company reported a net loss of $719,000, or $.06 per basic and diluted share.  This compares to net earnings of $833,000 or $.08 per basic and diluted share in the first quarter of 2006.  Backlog at the end of the first quarter was approximately $23 million.

Non-GAAP Results

Non-GAAP net loss for the first quarter of 2007 was $153,000 or $.01 per basic and diluted share, compared to non-GAAP net income of $502,000, or $.05 per basic and diluted share in the first quarter of 2006.

Starting with the first quarter of 2007, the company is now reporting its financial results on both a non-GAAP and GAAP basis.  In light of the recent acquisition of MCSI, the continuing impact of stock-based compensation expense and the reversal of the tax valuation reserve in the fourth quarter of 2006, we are providing this new presentation to highlight operating results and facilitate historical comparisons.  Datalink is also providing this information for the four quarters of 2006 for comparative purposes.

(See further explanation at the end of the press release.)

MCSI Integration Update

“In late January, we completed our strategic acquisition of MCSI for $14 million in cash and common stock.   It was our plan to have the key elements of the integration substantially complete by the end of our first quarter.  We also expected to deliver annual cost savings of between $1 and $2 million, to be fully phased in by the end of the second quarter,” commented Charlie Westling, Datalink’s president and chief executive officer. “I am pleased to report that we have met our integration and cost savings targets to date.”

The company reported that specifically:

•                  The sales and professional services organizations have been fully integrated and cross-training on the combined solution offerings has begun for the combined sales and engineering force.  Datalink now has over 134 customer facing sales and engineering personnel across the United States versus 84 a year ago.

•                  The customer support groups, including the call center and help desk are in the process of being consolidated.  By the end of the second quarter all customer support calls will be handled by one centralized call center.  The combined group will have approximately 25 customer support personnel.

•                  In early February MCSI switched over to the Datalink information technology systems. This integration included enterprise resource planning, customer relationship management, voice and e-mail systems.

•                  Through the elimination of redundant staffing and the benefits of consolidated back office processes and systems, the combined companies’ net operating expenses have declined by approximately $1.3 million on an annualized basis.

Westling continued, “Non-GAAP revenues and earnings were in line with what we had expected for the quarter and reflect the impact of owning MCSI for only two months, the lower gross margins associated with historical MCSI product and maintenance service sales, and the extensive orientation and product solutions cross-training that we started in early February.  We are focusing our efforts on enabling MCSI sales teams to more effectively position and deliver our value proposition to their customers and prospects.  It will take some time to realize the benefits of this effort and therefore we expect to see our gross margins impacted by these lower margin sales over the next few quarters.  In addition to our progress in integrating MCSI, we also strengthened Datalink’s management team.  During the quarter we hired Rob Beyer as Vice President of Field Operations.  Rob’s track record of success in leading storage solutions and services-led businesses along with his knowledge of enterprise customers and expertise delivering high-value data storage solutions and services will help us further differentiate Datalink in the marketplace.   Moreover, we hired Mike Cannon as Regional Sales Director for our Western Region and Kevin Campbell as Regional Engineering Director for our Eastern Region.  With these new hires, our field sales and engineering leadership teams are now in place to drive further growth.”

Westling concluded, “We believe that we can achieve our goal of profitable growth this year by executing our key initiatives.  We are focused on:

•                  Successfully integrating our acquisition of MCSI;

•                  Continuing to increase employee productivity by leveraging investments in our field and customer support areas;

•                  Further penetrating our enterprise customer base;

•                  Targeting high growth market segments and deploying new technologies; and

•                  Delivering greater value to customers through solutions and services.”

Outlook

For the second quarter ending June 30, 2007, we expect revenues of between $49 million and $54 million, with GAAP net earnings ranging from break-even to $.05 per diluted share.  On a non-GAAP basis, we expect second quarter earnings per share to be in the range of $.02 to $.07 per diluted share. We continue to believe that the acquisition of MCSI will add approximately $40 million to revenues in 2007 and will be accretive to net earnings on a non-GAAP basis by approximately 2 to 4 cents per share. In light of the lower historical MCSI gross margins, we also expect that the revenue and earnings benefits from the acquisition will be more heavily weighted to the second half of the year.

Conference Call and Webcast Today

Datalink will hold a conference call today at 9:30 a.m. Central Time to discuss the first-quarter results. Those wishing to participate can access the call by dialing (800) 500-0311 (no later than 9:25 a.m. Central Time). Participants will be asked to identify the Datalink conference call and provide the designated identification number (6471962). A live webcast of the conference call can be heard via Datalink’s website at www.datalink.com.

Datalink Corporation is an information storage architect. The company analyses, designs, implements and supports information storage infrastructures that store, protect and provide continuous access to information. Datalink’s specialized capabilities and solutions span storage area networks, network-attached storage, direct-attached storage and IP-based storage, using industry-leading hardware, software and technical services.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated 2007 results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of economic conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with integrating our MCSI acquisition and possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. We may not achieve significant future revenues from one of our customers that accounted for approximately 12 percent of our first quarter 2007 revenues.  Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.  In addition, we cannot assure that we will successfully and profitably integrate MCSI’s customers and personnel into our business or increase our gross margins with MCSI’s historical customers and prospects.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from purchase accounting adjustments to deferred revenue, stock-based compensation expense, amortization of intangible assets, integration costs related to acquisitions, the reversal of the income tax valuation allowance and the related effects on income taxes.  The 2006 results also reflect the impact of each quarter being fully taxed at an effective rate of 40%.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Datalink believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Datalink’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Datalink’s results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to the Datalink’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. Datalink believes that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

# # #

Company contacts:

Investor Relations:	Analyst Contact:
Kim Payne	Greg Barnum
Investor Relations Coordinator	Chief Financial Officer
Phone: 952-279-4794	Phone: 952-279-4816
Fax: 952-944-7869
e-mail: einvestor@datalink.com
web site: www.datalink.com

DATALINK CORPORATION
STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006

Net sales:
Products	$27,566	$24,944
Services	13,345	9,340
Total net sales	40,911	34,284

Cost of sales:
Cost of product sales	21,293	18,640
Cost of service sales	9,744	6,503
Total cost of sales	31,037	25,143
Gross profit	9,874	9,141
Operating expenses:
Sales and marketing	5,280	4,177
General and administrative	3,136	2,789
Engineering	2,272	1,469
Integration costs	442	—
Amortization of intangibles	194	—
	11,324	8,435
Earnings (loss) from operations	(1,450)	706
Interest income	254	127
Earnings (loss) before income taxes	(1,196)	833
Income tax expense (benefit)	(477)	—
Net earnings (loss)	$(719)	$833

Net earnings (loss) per common share:
Basic	$(0.06)	$0.08
Diluted	$(0.06)	$0.08
Weighted average common shares outstanding:
Basic	11,779	10,447
Diluted	11,779	10,702

DATALINK CORPORATION
BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2007	2006
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$23,577	$22,900
Accounts receivable, net	17,335	22,195
Inventories	942	1,593
Deferred customer support contract costs	34,777	25,876
Inventories shipped but not installed	6,561	3,502
Current deferred income taxes	1,882	1,442
Other current assets	468	225
Total current assets	85,542	77,733
Property and equipment, net	2,352	1,942
Goodwill	17,631	5,500
Intangibles, net	4,144	—
Deferred income taxes	—	1,320
Other assets	364	354
Total assets	$110,033	$86,849

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$21,461	$19,753
Accrued commissions	1,690	1,734
Accrued income taxes	29	200
Accrued sales and use tax	1,248	785
Accrued expenses, other	3,436	1,775
Sublease reserve current	354	360
Deferred revenue from customer support contracts	44,228	33,472
Total current liabilities	72,446	58,079
Deferred rent	190	167
Deferred income tax liability	511	—
Sublease reserve non-current	1,195	1,281
Total liabilities	74,342	59,527

Commitments and contingencies

Stockholders' equity
Common stock, $.001 par value, 50,000,000 shares authorized, 12,396,598 and 11,228,890 shares issued and outstanding as of March 31, 2007 and December 31, 2006, respectively	12	11
Additional paid-in capital	38,631	29,544
Accumulated deficit	(2,952)	(2,233)
Total stockholders' equity	35,691	27,322
Total liabilities and stockholders' equity	$110,033	$86,849

DATALINK CORPORATION
RECONCILIATION  BETWEEN GAAP AND NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,	June 30,	September 30,	December 31,
	2007	2006	2006	2006	2006
Net earnings (loss) on a GAAP basis	$(719)	$833	$2,033	$1,256	$4,375
Adjustments:

Purchase accounting adjustment to deferred revenue	180	—	—	—	—
Total gross margin adjustments	180	—	—	—	—

Stock based compensation expense included in sales and marketing	$26	—	6	6	6
Stock based compensation expense included in general and administrative	95	3	74	88	86
Stock based compensation expense included in engineering	7	—	8	8	8
Integration costs	442
Amortization of intangible assets	194	—	—	—	—
Total operating expense adjustments	764	3	88	102	100

Reversal of tax valuation allowance	—	—	—	—	(2,203)
Income tax effect	(378)	(334)	(848)	(543)	(909)

Non-GAAP net earnings (loss)	$(153)	$502	$1,273	$815	$1,363

Non-GAAP net earnings (loss) per share—Basic	$(0.01)	$0.05	$0.12	$0.08	$0.12
Non-GAAP net earnings (loss) per share—Diluted	$(0.01)	$0.05	$0.11	$0.07	$0.12

Shares used in non-GAAP per share calculation—Basic	11,779	10,447	10,694	10,845	11,001
Shares used in non-GAAP per share calculation—Diluted	11,779	10,702	11,279	11,410	11,612

DATALINK CORPORATION
STATEMENT OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities:
Net earnings (loss)	$(719)	$833
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Provision for bad debts	36	9
Depreciation	251	262
Amortization of intangibles	194	—
Deferred income taxes	(477)	—
Deferred rent	23	(17)
Amortization of sublease reserve	(92)	(41)
Stock based compensation expense	128	3
Changes in operating assets and liabilities, net of effects from purchase of MCSI:

Accounts receivable	6,088	(2,666)
Inventories	1,393	(1,833)
Deferred customer support contract costs/revenues, net	1,457	1,239
Accounts payable	(6,730)	1,999
Accrued expenses	1,411	29
Other	(139)	(89)
Net cash provide by (used in) operating activities	2,824	(272)

Cash flows from investing activities:
Purchase of property and equipment	(366)	(196)
Payment for purchase of MCSI, net of cash acquired	(1,788)	—
Net cash used in investing activities	(2,154)	(196)

Cash flows from financing activities:
Proceeds from issuance of common stock	46	559
Tax withholding payments reimbursed by restricted stock	(39)	—
Net cash provided by financing activities	7	559

Increase in cash and cash equivalents	677	91
Cash and cash equivalents, beginning of period	22,900	13,434
Cash and cash equivalents, end of period	$23,577	$13,525